UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 14, 2009

Nash-Finch Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-785	41-0431960
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7600 France Avenue South, Edina, Minnesota		55435
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952-832-0534

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2009, Nash-Finch Company ("Nash-Finch") entered into a settlement agreement and mutual release (the "Settlement Agreement") with Roundy’s Supermarkets, Inc., formerly known as Roundy’s, Inc. ("Roundy’s"), to settle certain claims and related litigation between the parties arising out of or relating to the sale from Roundy’s to Nash Finch of the assets and associated business of two wholesale distribution centers located in Lima, Ohio, and Westville, Indiana, as well as various other assets as described in an Asset Purchase Agreement between the parties, dated February 24, 2005, as amended February 2, 2006 (the "APA").

A copy of the Settlement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On September 14, 2009, Nash-Finch issued a press release, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein, announcing the Settlement Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1 Settlement Agreement and Mutual Release, dated September 14, 2009, by and between Roundy’s Supermarkets, Inc., formerly known as Roundy’s, Inc. and Nash-Finch Company.

99.1 Press Release issued by Nash-Finch Company on September 14, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nash-Finch Company

September 14, 2009	By:	/s/ Kathleen M. Mahoney

Name: Kathleen M. Mahoney
Title: General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement and Mutual Release, dated September 14, 2009, by and between Roundy’s Supermarkets, Inc., formerly known as Roundy’s, Inc. and Nash-Finch Company
99.1	Press Release issued by Nash-Finch Company on September 14, 2009